Exhibit 1

                             PEPSICO, INC.

                            $2,500,000,000
                     Debt Securities and Warrants

                     U.S. DISTRIBUTION AGREEMENT





     THIS DISTRIBUTION AGREEMENT, dated as of ___________, 199_, between PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the "Company"), and ____________, a
___________ organized under the laws of the State of
_______________ (the "Bank").


                     W I T N E S S E T H:

     WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, File No. 33-___________ (the "Registration Statement"), including a prospectus (the "Prospectus"), relating to $2,500,000,000 in aggregate offering price of the Company's Debt Securities and Warrants (as such terms are defined in the Prospectus); and

     WHEREAS, the Bank has agreed to participate in the offer and sale of Debt Securities and Warrants (sometimes referred to collectively as the "Securities") to investors on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms by the Prospectus; provided, however, that in the event of a conflict between the Prospectus and any applicable Supplement regarding the definition of any capitalized term used herein, the definition set forth in the applicable Supplement will govern; and provided, further, that the terms "Registration Statement", "Prospectus", "Pricing Supplement", and "Prospectus Supplement", as used herein, (a) include, in each case, the documents (if any) incorporated by reference therein, and (b) refer, in each case, to such document as supplemented or otherwise amended from time to time.

     SECTION 2. Appointment of Bank as Agent. From the date hereof and until the expiration or earlier termination of this Agreement, the Bank will be the agent of the Company with respect to the distribution and sale of the Securities, and will use reasonable efforts, consistent with standard industry practice, to solicit offers for the purchase of the Securities upon the terms and conditions set forth in the Prospectus and, with respect to Securities of a given series, in the applicable Pricing Supplement or Prospectus Supplement (each such supplement a "Supplement" or an "applicable Supplement"), provided, however, that the Bank will not be required to solicit offers to purchase Securities issued pursuant to a Supplement that does not name the Bank as an agent. All sales of Securities resulting from a solicitation made or an offer to purchase received by the Bank in its capacity as agent during the term of this Agreement will be subject to the provisions of this Section 2 and to all other provisions of this Agreement not specifically limited to sales of Securities made to the Bank as underwriter and/or as purchaser for its own account.

     (a) Non-Exclusive Agency. The Bank acknowledges and agrees that its agency hereunder is non-exclusive and that its obligations as agent hereunder will continue notwithstanding the offer or sale of Securities by the Company directly to investors (including the Bank as purchaser for its own account), to underwriters (including the Bank as underwriter, as contemplated by Section 3 below), and/or through other agents, as the Company may, in its sole discretion, elect. The obligations of the Bank in its capacity as agent hereunder, and the obligations of each other person that has been authorized by the Company to act as its agent in soliciting offers to purchase Securities, shall be several and not joint.

     (b) Solicitation of Offers by Bank as Agent; Rights of Acceptance and Rejection of Offers. The Bank may reject, and will not be required to communicate to the Company, any offer to purchase Securities that it reasonably deems unacceptable. The Company will have the sole right to accept any offer to purchase Securities and may reject any such offer in whole or in part. The Company will in no event approve any solicitation of offers or accept any offers to purchase Securities the aggregate public offering price of which, together with the aggregate public offering price of all Securities previously sold by the Company (whether through or to any agents or underwriters or otherwise), would exceed the sum of $2,500,000,000, or, with respect to Securities of a given series, would exceed the maximum aggregate public offering price stated in the applicable Supplement.

     (c) Commissions. As consideration for the sale of Securities of a given series that occurs as a result of a solicitation made or an offer to purchase received by the Bank in its capacity as agent, the Company will pay the Bank the commission identified in the applicable Supplement, which commission will be expressed as a percentage of the aggregate public offering price of such Securities. Payment of the commission will be made on the Settlement Date (as defined in Section 11(c) hereof), in U.S. dollars or such other currency as the Company and the Bank may agree in writing, by discount from the proceeds of the sale of such Securities or by such other means as may be agreed to in writing by the Company and the Bank and set forth in the applicable Terms Agreement (hereinafter defined). Any provision of this Agreement to the contrary notwithstanding, the Bank will not be entitled to payment of any commission with respect to the sale of a given Security unless (i) the sale of such Security shall have occurred as a result of a solicitation made or an offer to purchase received by the Bank in its capacity as agent hereunder, on the terms and conditions set forth herein and in the applicable Terms Agreement, (ii) the Bank shall have been named as an agent in the applicable Supplement, and (iii) such Security shall have been sold by the Company directly to a third-party investor without the Bank acquiring legal title thereto.

     (d) Termination or Suspension of Solicitations by Bank as Agent. The Company may at any time require the Bank to terminate or temporarily suspend the solicitation of offers to purchase Securities. Upon receipt of written notice from the Company to the Bank directing the Bank to terminate or suspend solicitations of offers to purchase Securities, until (in the case of a temporary suspension) such time as may be indicated in such notice or in any subsequent notice from the Company to the Bank, the Bank will forthwith terminate or suspend such solicitations (as the case may be). The provisions of this paragraph notwithstanding, the termination or suspension by the Company of the Bank's solicitation of offers to purchase Securities will not (except under the circumstances contemplated in Section 6 or Section 9(b) hereof) relieve or otherwise affect the Bank's obligation to purchase any Securities the Bank shall have agreed to purchase in its capacity as underwriter, or the Company's obligation to sell any Securities it shall have agreed to sell to a third-party investor through the Bank in its capacity as agent, in either case as set forth in an applicable Terms Agreement that shall have been executed and delivered by both the Company and the Bank.

     (e) Scope of Agency. In soliciting offers to purchase Securities, the Bank will be acting solely as an agent for the Company. The Bank will use its best efforts consistent with standard industry practice to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by the Bank and accepted by the Company, but the Bank will not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Securities to a purchaser whose offer it has accepted, the Company will hold the Bank harmless against any loss, claim, damage, or liability arising from or as a result of such default and will pay to the Bank the commission the Bank would have received had such sale been consummated.

          SECTION 3. Purchase and Sale of Securities by Bank as Underwriter. The Company and the Bank may agree upon one or more sales of Securities to the Bank as underwriter, for resale to investors on the terms set forth in the Prospectus and in any applicable Supplement. All sales of Securities made to the Bank in its capacity as underwriter during the term of this Agreement will be subject to the provisions of this Section 3 and to all other provisions of this Agreement not specifically limited to sales of Securities through the Bank as agent and/or to the Bank as purchaser for its own account.

     (a) Bank's Obligation to Purchase Securities; Multiple Underwriters. In the event that the Bank is the sole underwriter with respect to a particular series of Securities, the Bank will be obligated to purchase all of the Securities of such series. In the event that the Bank is one of two or more underwriters with respect to a particular series of Securities, the applicable Terms Agreement will specify the aggregate public offering price of the Securities that each of the Bank and such other underwriter or underwriters will be obligated to purchase, such obligations to be several and not joint.

     (b) Discounts. All Securities of any series to be sold to the Bank in its capacity as underwriter will be sold at a discount from the price at which such Securities are to be sold to the public. Such discount will be identified in the applicable Terms Agreement, expressed as a percentage of the aggregate public offering price of such Securities. Any provision of this Agreement to the contrary notwithstanding, the Bank will not be entitled to any discount with respect to the purchase of a given Security unless (i) the Bank shall have purchased such Security with a view, at the time of such purchase, to the immediate resale thereof to a third-party investor, unless the Company shall have otherwise agreed in the applicable Terms Agreement, and (ii) the Bank shall have been named as an underwriter in the applicable Supplement. It is expressly acknowledged and agreed that the Bank may, in its capacity as underwriter with respect to any given series of Securities, sell such Securities to one or more dealers that are not parties to this Agreement or the applicable Terms Agreement, and may allow to such dealers a discount from the public offering price of such Securities, provided that the aggregate of all such discounts allowed by the Bank to such dealers with respect to such Securities will not exceed the discount received by the Bank from the Company with respect to such Securities.

     SECTION 4. Terms Agreement; Administrative Procedures. No agreement for the purchase of Securities by the Bank in its capacity as underwriter or through the Bank in its capacity as agent will be deemed to exist until the terms of such agreement shall have been put in writing, substantially in the form of the attached Exhibit I, and such writing shall have been signed by both the Company and the Bank (any such signed writing a "Terms Agreement"). In the event of a conflict between any provision of a Terms Agreement with respect to Securities of a given series and any term of the applicable Supplement, the terms of the applicable Supplement will govern.

     Each of the Company and the Bank agrees that it will perform its respective administrative obligations with respect to the offer and sale of Securities as set forth in the Administrative Procedures attached to this Agreement as Exhibit II. Each Terms Agreement will incorporate all applicable terms and provisions of this Agreement and the Administrative Procedures as fully as though such terms and provisions were expressly stated therein.


     SECTION 5. Delivery of Certain Documents, Certificates, and Opinions. Prior to or contemporaneously with the execution and delivery of this Agreement by the Bank (or, in respect of paragraph (g) below, at such later date or dates as indicated in such paragraph), the Bank has received or will receive the following documents:
     (a) the opinion of Douglas Cram, Esq., Vice President and Assistant General Counsel of the Company, or such other counsel as may be selected by the Company and agreed to by the Bank (Mr. Cram or such other counsel each, successively, the "Company's Counsel"), dated as of the effective date of the Registration Statement (the "Effective Date"), substantially in the form of Annex A hereto,

     (b) the opinion of Cahill Gordon & Reindel, special counsel to the Bank, or such other counsel as may be selected by the Bank and agreed to by the Company (Cahill Gordon & Reindel or such other counsel each, successively, the "Bank's Counsel"), dated as of the Effective Date, substantially in the form of Annex B hereto,

     (c) the opinion of Matthew M. McKenna, Esq., Vice President, Taxes, of the Company, or such other tax counsel as may be selected by the Company and agreed to by the Bank (Mr. McKenna or such other counsel each, successively, the "Tax Counsel"), dated as of the Effective Date, substantially in the form of Annex C hereto,

     (d)  a certificate of the Secretary or the Assistant
Secretary of the Company, dated as of the Effective Date, substantially in the form of Annex D hereto,

     (e)  a certificate of the Executive Vice President and Chief
Financial Officer and the Senior Vice President and Treasurer of the Company, dated as of the Effective Date, substantially in the form of Annex E hereto, and

     (f) an Auditors' Letter (as hereinafter defined) with respect to the preceding fiscal quarter of the Company, dated as of a date no later than 14 business days following the date on which the Company shall have filed its Quarterly Report on Form 10-Q with respect to such fiscal quarter (or its Annual Report on Form 10-K for the year in which such fiscal quarter occurred, as the case may be).

     (g) At such time as any form of Shelf Warrant Agreement is filed by the Company as an amendment and/or exhibit to the Registration Statement, and at such time as any Prospectus Supplement relating to one or more series of Shelf Warrants is filed by the Company as a supplement to the Prospectus, the Bank will receive an opinion of the Company's Counsel, an opinion of the Bank's Counsel, and an opinion of the Tax Counsel, each dated as of the date such exhibit is filed or the effective date of such amendment or supplement, as the case may be, substantially in the forms attached hereto as Annex A, Annex B, and Annex C, respectively, modified as appropriate to address such series of Shelf Warrants and the related Warrant Agreement and Prospectus Supplement, provided, however, that such opinion of the Company's Counsel will be limited to the opinions described in paragraphs
(5) and (8) of Annex A hereto, modified as appropriate to address such Warrant Agreement, and to the opinions described in paragraphs (6), (7), and (11) of Annex A hereto, modified as appropriate to address such series of Shelf Warrants and the applicable Prospectus Supplement. The Bank will also receive a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date such exhibit is filed or the effective date of such amendment or supplement, as the case may be, certifying that such series of Shelf Warrants, and the related Warrant Agreement, Prospectus Supplement, and form of Warrant Certificate, have been approved by the Board of Directors of the Company. The receipt by the Bank of such opinions and certificate will be a condition precedent to the Bank's obligation to solicit offers for the purchase of such series of Shelf Warrants, but will not be a condition precedent to the Bank's continued obligation to solicit offers for the purchase of any other Securities in its capacity as agent hereunder.

     SECTION 6. Certain Conditions Precedent to Bank's Obligations. The Bank's obligation to solicit offers to purchase Securities in its capacity as agent, and its obligation to purchase any Securities in its capacity as underwriter, will in all cases be subject to the accuracy of the representations and warranties of the Company set forth in Section 7 hereof or in the applicable Terms Agreement (as the case may be), to receipt of the opinions and certificates to be delivered to the Bank pursuant to the terms of Sections 5 and 9 hereof or the provisions of the applicable Terms Agreement (as the case may be), to the accuracy of the statements of the Company's officers made in each certificate to be furnished as provided herein or in the applicable Terms Agreement (as the case may be), to the performance and observance by the Company of all covenants and agreements contained herein or in the applicable Terms Agreement (as the case may be) on its part to be performed and observed, in each case at the time of solicitation by the Bank of offers to purchase Securities, at the time the Company accepts any offer to purchase Securities through the Bank in its capacity as agent or by the Bank in its capacity as underwriter, as the case may be, and at the time of purchase, and (in each case) to the following additional conditions precedent, when and as specified:

     (a) As of the Settlement Date for any Securities to be purchased through the Bank in its capacity as agent or by the Bank in its capacity as underwriter (for purposes of this paragraph (a), the "Applicable Settlement Date"), and with respect to the period from the date of the applicable Terms Agreement to and including the Applicable Settlement Date:

          (i) there shall not have occurred (A) any material adverse change specified in the most recent Auditors' Letter delivered to the Bank in accordance with the provisions of paragraph (b) below, or any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis, (B) any suspension or material limitation of trading in the Company's capital stock by the Commission or the New York Stock Exchange, Inc. (the "NYSE"), or (C) any decrease by Moody's Investors Services, Inc. or Standard & Poor's Corporation with respect to the ratings of any of the debt securities issued or guaranteed by the Company (the events described in the foregoing clauses A through C the "Company-Specific Events"), the effect of any of which Company-Specific Events shall have made it impracticable, in the reasonable judgment of the Bank, to market such Securities, such judgment to be based on relevant market conditions;

          (ii) there shall not have occurred (A) any suspension or material limitation of trading in securities generally on the NYSE or the establishment of minimum prices on the NYSE, (B) a declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities, or (C) any outbreak or material escalation of hostilities or other national or international calamity or crisis (the events described in the foregoing clauses A through C the "Market Events"), the effect of any of which Market Events shall have made it impracticable, in the reasonable judgment of the Bank, to market such Securities, such judgment to be based on relevant market conditions, including, without limitation, the impact of such Market Event on debt securities having substantially similar characteristics; and

          (iii) there shall not have been issued any stop order suspending the effectiveness of the Registration Statement nor shall any proceedings for that purpose have been instituted or threatened.

     (b) The Bank will receive, upon execution and delivery of this Agreement and any applicable Terms Agreement and thereafter on a quarterly basis throughout the term of this Agreement, a letter from KPMG Peat Marwick ("KPMG"), or such other independent certified public accountants as may be selected by the Company (KPMG or such other independent certified public accountants each, successively, the "Company's Auditors"), setting forth certain information with respect to the preceding fiscal quarter of the Company, provided, that on or prior to the Settlement Date for the first sale of Securities resulting from a solicitation made or an offer to purchase received by the Bank in its capacity as agent, or on or prior to the Settlement Date for the first sale of Securities made to the Bank in its capacity as underwriter, (1) the Bank shall have delivered to the Company's Auditors a letter setting forth certain representations in substantially the form of Annex F hereto, or (2) the Bank's Counsel shall have delivered to the Company's Auditors an opinion in substantially the form of Annex G hereto. Each letter from the Company's Auditors to the Bank will be dated as of a date no later than 14 business days following the date on which the Company shall have filed its Quarterly Report on Form 10-Q with respect to such fiscal quarter (or its Annual Report on Form 10-K for the year in which such fiscal quarter occurred, as the case may be) and will state substantially as follows (each such letter an "Auditors' Letter"):

          (i) they are independent certified public accountants within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective applicable rules and regulations of the Commission thereunder;
          (ii) in their opinion the most recent audited financial statements of the Company and the financial statement schedules of the Company audited by them and included or incorporated in the Registration Statement and/or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder;

          (iii) on the basis of: a reading of the financial statements of the Company and its subsidiaries on a consolidated basis (which may be unaudited) included or incorporated by reference in the Registration Statement and/or the Prospectus; a reading of the minutes of the meetings of the Board of Directors of the Company held subsequent to the date of the most recent audited financial statements of the Company included or incorporated by reference in the Registration Statement and/or the Prospectus to a specified date not more than five New York Business Days prior to the date of the applicable Auditors' Letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and/or the Prospectus to a specified date not more than five New York Business Days prior to the date of such Auditors' Letter (which procedures and inquiries do not constitute an audit made in accordance with generally accepted auditing standards), nothing came to their attention which caused them to believe that:

               1. the unaudited financial statements, if any, included or incorporated by reference in the Registration Statement and/or the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and/or the Prospectus;

               2.   during the period from the first day
following the date of the last financial statements (which may be unaudited) of the Company included or incorporated by reference in the Registration Statement and/or the Prospectus, to a specified date not more than five New York Business Days from the date of the applicable Auditors' Letter, there has been any (i) decrease in the outstanding capital stock of the Company or in the consolidated shareholders' equity of the Company other than a decrease resulting from a normal dividend distribution or change in the foreign currency translation adjustment account or (ii) increase in the consolidated long-term debt of the Company resulting from the issuance of long-term debt, in any case greater than 3% as compared with amounts shown in the unaudited condensed consolidated balance sheet at the end of the Company's immediately preceding fiscal quarter, except in each case for decreases or increases, as the case may be, that the Registration Statement and/or the Prospectus disclose have occurred or may occur or that are described in such letter; or during such period there were any decreases in consolidated net sales or in consolidated total or per share amounts of income from continuing operations or of net income, as compared with the corresponding period in the preceding year, except, in each case, for decreases that the Registration Statement and/or the Prospectus disclose have occurred or may occur or that are described in such letter; or

               3.   the amounts included in any unaudited
"capsule" financial information derived from the general accounting records of the Company and included or incorporated by reference in the Registration Statement and/or the Prospectus and the amounts used to compute the ratios set forth in the table of "Ratio of Earnings to Fixed Charges", if any, included in the Registration Statement and/or the Prospectus do not agree with the corresponding amounts in the audited or unaudited financial statements or schedules prepared by the Company, as the case may be, from which such amounts were derived or that the computation of the ratios set forth in the aforementioned table is not arithmetically correct;

          (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and/or the Prospectus and in Exhibit 12 to the Registration Statement, including certain information included or incorporated in Items 1, 6, 7 and 11 of the Company's most recent Annual Report on Form 10-K, incorporated by reference in the Registration Statement and/or the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's most recent Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and/or the Prospectus, agrees with the general accounting records of the Company and its subsidiaries or schedules prepared by the Company, excluding any questions of legal interpretation; and
          (v) if unaudited pro forma financial statements are included or incorporated in the Registration Statement and/or the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain procedures specified by the Bank, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the unaudited pro forma adjustments to the historical amounts in the unaudited pro forma financial statements, nothing came to their attention which caused them to believe that the unaudited pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the unaudited pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

     (c) On each Settlement Date, the Bank shall have received from the Company such appropriate further information, certificates, and documents as the Company and the Bank shall have agreed, as reflected in the applicable Terms Agreement.

          SECTION 7. Representations and Warranties of the Company. The Company represents and warrants to the Bank that, as of the date hereof, asof each date on which the Company and the Bank execute and deliver a Terms Agreement, as of each date the Company issues and sells Securities through theBank in its capacity as agent or to the Bank in its capacity as underwriter,and as of each date the Registration Statement or the Prospectus is amended or supplemented, the following statements are and shall be true:

     (a) (i) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement is in effect nor, to the Company's knowledge, are any proceedings for such purpose pending before or threatened by the Commission, (ii) as of the Effective Date, the Company met the applicable requirements for use of Form S-3 under the Securities Act with respect to the registration under the Securities Act of $2,500,000,000 in aggregate public offering price of Debt Securities and Warrants, and (iii) as of the Effective Date, the Registration Statement met the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complied in all material respects with said Rule.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated or to be incorporated by reference in the Prospectus complies or will comply, in all material respects, with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, in all material respects, with the Securities Act and the rules and regulations of the Commission thereunder, and (iv) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties (1) as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Bank expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto, or (2) as to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee (the "Form T-1") under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     (c) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of North Carolina, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (d) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors' rights generally, by any other federal or state laws, by rights of acceleration, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

     (e) This Agreement has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery by the Bank) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability of any term or provision hereof (including, without limitation, the Company's indemnity obligations under Section 12 hereof) may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors' rights generally, by rights of acceleration, by any other federal or state law. by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

     (f) The respective forms of Terms Agreement and Debt Warrant Agreement filed by the Company as exhibits to the Registration Statement, and the form of any Shelf Warrant Agreement to be filed by the Company as an exhibit to the Registration Statement, have been or will be duly authorized by the Company and, assuming valid execution and delivery by the Company and due authorization, valid execution, and delivery by each of the other parties thereto, each such agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors' rights generally, by any other federal or state laws, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

     (g) The Securities have been duly authorized and, when issued, executed, and authenticated in accordance with the provisions of the Indenture, or when countersigned by the Warrant Agent in accordance with the provisions of the applicable Warrant Agreement, as the case may be, and delivered to and duly paid for in accordance with the applicable provisions of the Prospectus, any applicable Supplement, and Section 11(c) hereof, will be entitled to the benefits of the Indenture or the applicable Warrant Agreement, as the case may be, and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors' rights generally, by any other federal or state laws, by rights of acceleration, if applicable, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

     (h) The execution and delivery of and performance by the Company of its obligations under this Agreement, the Securities, the Indenture, any Warrant Agreement, and any Terms Agreement, as the case may be, will not contravene any provision of any applicable law or of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization, or order of or qualification with any governmental body or agency is, to the Company's knowledge, required for the performance by the Company of its obligations under this Agreement, the Securities, the Indenture, or any Warrant Agreement or Terms Agreement, except such as may be required by Blue Sky laws or other securities laws of the various states in which the Securities are offered and sold.

     (i) There has not been any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Company and its subsidiaries on a consolidated basis from that set forth in the Company's last periodic report filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder.

     (j) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, or any applicable statute, regulation, contract, or other document that is required to be described in the Registration Statement or the Prospectus that is not so described.

          SECTION 8. Authority, Compliance with Laws. As of the date hereof, as of each date on which the Company and the Bank execute and deliver a Terms Agreement, as of each date the Company issues and sells Securities through the Bank in its capacity as agent or to the Bank in its capacity as underwriter, and as of each date the Registration Statement or the Prospectus is amended or supplemented, the following statements are and shall be true:

     (a) Each of this Agreement and any Terms Agreement has been duly authorized, executed, and delivered by the Bank and (assuming due authorization, valid execution, and delivery thereof by the Company) is a valid and binding agreement of the Bank, enforceable against the Bank in accordance with its respective terms, except as the enforceability of any such terms or provisions (including, without limitation, the Bank's agency obligations under Section 2 hereof and the Bank's indemnification obligations under Section 12 hereof) may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to creditors' rights generally, by any other federal or state laws, by general principles of equity, or by the discretion of any court before which any proceeding therefor may be brought.

     (b) Neither the execution and delivery of this Agreement or any Terms Agreement by the Bank nor the performance by the Bank of its obligations hereunder or thereunder is precluded by any provision of any applicable federal or state law (including, without limitation, the Blue Sky laws of any jurisdiction, to the extent that such laws apply to the Bank), or of any term or provision of the Charter or By-Laws of the Bank, any agreement or other instrument binding upon the Bank, or any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Bank, and all consents, approvals, authorizations, and orders of and qualifications with all governmental bodies and agencies that are, to the Bank's knowledge, required for the performance by the Bank of its obligations under this Agreement or any Terms Agreement have been obtained, except such as may be required by Blue Sky laws or other securities laws of the various states in which the Securities are offered and sold.

     (c) The Bank has delivered and will deliver a copy of the Prospectus (as the same may be amended as of the date of such delivery, together with all applicable Supplements), to each person who has agreed to purchase Securities as to which the Bank is named as an agent or underwriter, in each case in accordance with all applicable federal and state laws. The Bank has not made and will not make any representation, warranty, or other statement to any third party in connection with the solicitation, offer, sale, or distribution of any of the Securities that is or, at the time it is made, will be in violation of any applicable federal or state law.

          SECTION 9. Agreements. The Company and the Bank agree as follows:
     (a) Prior to the filing by the Company of any amendment to the Registration Statement or of any Supplement that shall name the Bank as agent or underwriter, the Company will afford the Bank or the Bank's Counsel a reasonable opportunity to review and comment on the same, provided, however, that the foregoing requirement will not apply to any of the Company's filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Subject to the foregoing sentence, the Company will promptly cause each applicable Supplement to be filed with or transmitted for filing with the Commission in accordance with Rule 424(b) or 424(c) under the Securities Act or pursuant to such other rule or regulation of the Commission as then deemed appropriate by the Company. The Company will promptly advise the Bank of (i) the filing and effectiveness of any amendment to the Registration Statement other than by virtue of the Company's filing any report required to be filed under the Exchange Act and the filing of any supplement to the Prospectus other than a Pricing Supplement,
(ii) any request by the Commission for any amendment to the Registration Statement, for any amendment or supplement to the Prospectus, or for any information from the Company, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as reasonably possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to any series of Securities is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus in order to comply with the Securities Act, the Exchange Act, the respective rules and regulations of the Commission thereunder, or any other applicable law, the Company will promptly notify the Bank, by telephone or by facsimile (in either case with written confirmation from the Company by mail), to cease use and distribution of the Prospectus (and all then existing supplements thereto) and to suspend all efforts to solicit offers to purchase Securities in its capacity as agent or to suspend all efforts to resell the Securities in its capacity as underwriter or dealer, as the case may be, and the Bank will promptly comply with the terms of such notice. If the Company thereafter decides to amend or supplement the Registration Statement or the Prospectus to correct such statement or omission or to effect such compliance, it will promptly advise the Bank of such decision, either by telephone or telecopier (in either case with confirmation from the Company by mail) and, at the Company's expense, will promptly prepare and cause to be filed with the Commission an appropriate amendment or supplement to the Registration Statement or the Prospectus, as the case may, and will supply the Bank with one signed copy of any such amended Registration Statement and as many copies of any such amended or supplemented Prospectus as the Bank may reasonably request. If such amendment or supplement is satisfactory in the reasonable judgment of the Bank to correct such statement or omission or to effect such compliance, then upon the effective date of such amendment to the Registration Statement or the filing with the Commission of such amendment or supplement to the Prospectus, as the case may be, the Bank may resume solicitation of offers to purchase such Securities or the resale of such Securities as the case may be, in accordance with the terms hereof. Any other provision of this Agreement to the contrary notwithstanding, if any event or condition contemplated in the first sentence of this paragraph (b) shall occur before the Settlement Date for any sale of Securities to be made through the Bank in its capacity as agent, or before the Bank has completed distribution of any Securities it may have purchased in its capacity as underwriter, the Company will forthwith prepare and cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, satisfactory in the reasonable judgment of the Bank to correct such statement or omission or to effect such compliance, and the Company will supply the Bank with one signed copy of such amended Registration Statement and as many copies of such amended or supplemented Prospectus as the Bank may reasonably request, provided, however, that the expense of preparing, filing, and supplying copies to the Bank of any such amendment or supplement will be borne by the Company only for the nine-month period immediately following the purchase of such Securities by the Bank and thereafter will be borne by the Bank.

     (c) The Company will furnish to the Bank, without charge, one signed copy of the Registration Statement (including exhibits) and all amendments thereto that shall become effective, and as many copies of the Prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto as the Bank may reasonably request, in each case within a reasonable period of time following the date on which this Agreement is executed and delivered by the Company and the Bank, or the date on which such document becomes effective, or the date on which such document is requested by the Bank, as applicable.

     (d) The Company will, with such assistance from the Bank as the Company may reasonably request, endeavor to qualify the Securities for offer and sale under the Blue Sky laws or other securities laws of such jurisdictions as the Bank shall reasonably request and will maintain such qualifications for as long as required with respect to the offer, sale, and distribution of the Securities.

     (e) From the date of any Terms Agreement providing for the purchase of Securities by the Bank in its capacity as an underwriter hereunder to and including the corresponding Settlement Date, the Company will not, without the Bank's prior consent (which consent may not be unreasonably withheld), offer, sell, or contract to sell to, or announce any offering of any Securities to be distributed by, any underwriter other than the Bank pursuant to any underwriting agreement or other similar agreement (including a distribution agreement) between the Company and one or more third parties. It is expressly understood and agreed that the foregoing will not prohibit or restrict any sale of Securities outside the United States or any sale of Securities by the Company directly to one or more investors, through the Bank as agent hereunder, or through any other agent of the Company.

     (f) The Company will make generally available to its security holders earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

     (g) Each time the Registration Statement or Prospectus is amended or supplemented by the Company's periodic filings pursuant to the Exchange Act, or by any means or for any purpose other than by the filing of a Pricing Supplement or for a change the Company reasonably deems to be immaterial, the Company will make available to the Bank, promptly upon request, (i) an officers' certificate, dated the date of such amendment or supplement to the Registration Statement or the Prospectus, as the case may be, in substantially the form of Annex E hereto, and
(ii) a written opinion of the Company's Counsel, dated the date of such amendment or supplement to the Registration Statement or the Prospectus, as the case may be, as to the matters addressed in paragraphs (1), (8), (9), (10) and (11) of Annex A hereto, provided, however, that in lieu of such opinion, counsel last furnishing such an opinion to the Bank (including the opinion to be delivered pursuant to paragraph (a) of Section 5 hereof) may furnish to the Bank a letter stating that the Bank may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement or the Prospectus as amended and supplemented as of the date of such letter).

     (h) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information, or amended or supplemental financial information is incorporated by reference in the Registration Statement or the Prospectus, the Company will cause the Company's Auditors to forthwith furnish the Bank with a letter substantially in the form of an Auditors' Letter, dated the effective date of such amendment or supplement, as the case may be, as to such amended or supplemental financial information; provided, however, that the foregoing requirement will not apply to any of the Company's filings with the Commission required to be filed pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, and provided, further, that the delivery of such letter by the Company's Auditors to the Bank will be in addition to, and not in lieu of, any Auditors' Letter to be delivered to the Bank pursuant to paragraph 6(b) of this Agreement.

     (i) As of the date hereof, as of each date on which the Company and the Bank execute and deliver a Terms Agreement, as of each date the Company issues and sells Securities through the Bank in its capacity as agent or to the Bank in its capacity as underwriter, and as of each date the Registration Statement or the Prospectus is amended or supplemented, the Bank has disclosed and will disclose to the Company the purchase of any Security made by the Bank as principal, for its own account, and not with a view to the immediate sale or resale of such Security to a bona fide third-party investor.

     SECTION 10. Fees and Expenses. The Company will pay all costs, fees, and expenses arising in connection with the sale of any Securities through the Bank in its capacity as agent or to the Bank in its capacity as underwriter and in connection with the performance by the Bank of its related obligations hereunder and under any Terms Agreement, including the following:
(i) expenses incident to the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) expenses incident to the issuance and delivery of such Securities, (iii) the fees and disbursements of the Company's Counsel, the Tax Counsel, the Company's Auditors, the Trustee, and the Trustee's counsel, (iv) expenses incident to the qualification of such Securities under Blue Sky laws and other applicable state securities laws in accordance with the provisions of Section 9(d) hereof, including related filing fees and the reasonable fees and disbursements of the Bank's Counsel in connection therewith and in connection with the preparation of any survey of Blue Sky laws (a "Blue Sky Survey"), (v) expenses incident to the printing and delivery to the Bank, in the quantities hereinabove stated, of copies of the Registration Statement and all amendments thereto and of the Prospectus and all amendments and supplements thereto, (vi) expenses incident to the printing and delivery to the Bank, in such quantities as the Bank shall reasonably request, of copies of the Indenture, any Warrant Agreement, and any Blue Sky Survey, (vii) any fees charged by rating agencies for the rating of such Securities,
(viii) the fees and expenses, if any, incurred with respect to any applicable filing with the National Association of Securities Dealers, and (ix) the reasonable fees and disbursements of the Bank's Counsel incurred in connection with the offering and sale of such Securities, including reasonable fees for the issuance of any opinion to be delivered by the Bank's Counsel hereunder; provided, however, that the Bank will pay all costs, fees, and expenses incurred by the Bank in connection with the purchase of Securities by the Bank for its own account or with respect to the resale of Securities purchased by the Bank in its capacity as underwriter hereunder, including all transfer taxes, advertising expenses, and fees and expenses of the Bank's Counsel incident to the resale of any such Securities. The immediately preceding proviso notwithstanding, the Company will, upon demand, reimburse the Bank for all reasonable out-of-pocket expenses incurred by the Bank in connection with a purchase by the Bank as underwriter that is not consummated as a result of a material failure by the Company to perform its obligations hereunder, including, without limitation, a default by the Company with respect to any of the representations or warranties set forth in Section 7 hereof.

          SECTION 11.  Inspection; Place of Delivery; Payment.

     (a) Inspection. The Company agrees to have available for inspection, checking, and packaging by the Bank or its appointed agent, at the office of the Trustee in Brooklyn, New York, the Securities to be sold through or to the Bank as agent or underwriter hereunder, not later than 1:00 P.M. on the New York Business Day prior to the applicable Settlement Date.
     (b) Place of Delivery of Documents, Certificates and Opinions. The documents, certificates and opinions required to be delivered to the Bank pursuant to Sections 5 and 6 of this Agreement will be delivered at the offices of the Bank's Counsel, or at such other location as may be agreed upon by the Company and the Bank, not later than 12:00 p.m., New York time, in each case on the date or dates indicated in the applicable Section, or at such other time as the Bank and the Company may agree upon in writing.

     (c) Payment. Delivery of Securities sold by or through the Bank as underwriter or agent will be made to the Bank on the date that the Company receives payment in full of the aggregate purchase price therefor, discounted as provided in the applicable Supplement with respect to Securities purchased by the Bank as underwriter or (unless otherwise set forth in the applicable Terms Agreement) discounted as provided in paragraph 2(c) hereof regarding payment of the commission set forth in the applicable Supplement with respect to Securities sold through the Bank as agent (each such date a "Settlement Date"), in the currency specified in such Securities and in the applicable Supplement, by wire transfer of immediately available funds to an account designated in writing by the Company or by such other means as may be agreed upon by the Company and the Bank and set forth in the applicable Terms Agreement.

          SECTION 12.  Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold the Bank and each person, if any, who controls the Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages, or liabilities to which the Bank come subject under the Securities Act, the Exchange Act, or any other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (and actions in respect thereof) arise out of, are based upon, or are caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arise out of, are based upon or are caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company agrees to reimburse each such indemnified party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable to the extent that such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of, are based upon, or are caused by any such untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished to the Company by the Bank in writing expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto, and provided, further, that any amount payable by the Company to the Bank pursuant to the provisions of this paragraph shall be offset by the amount of any losses, claims, damages, and liabilities sustained or incurred by the Company arising out of or in connection with a violation by the Bank of the provisions of paragraph (c) of Section 8 hereof (except to the extent that such violation occurs as a direct result of a violation by the Company of its obligations under paragraphs (b) or (c) of Section 9 hereof), as such amounts are finally determined by a court of competent jurisdiction.

     (b) The Bank agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Bank, but only with respect to such losses, claims, damages, and liabilities (and actions in respect thereof) that arise out of, are based upon, or are caused by any untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished to the Company by the Bank in writing expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 12, such person (the "indemnified party") will promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be borne by the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such reasonable fees and expenses will be reimbursed as they are incurred. Such firm will be designated in writing by the Bank (in the case of parties indemnified pursuant to the second preceding paragraph) or by the Company (in the case of parties indemnified pursuant to the first preceding paragraph), as the case may be. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. The immediately preceding sentence notwithstanding, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Any provision of this paragraph (c) to the contrary notwithstanding, no failure by an indemnified party to notify the indemnifying party as required hereunder will relieve the indemnifying party from any liability it may have had to an indemnified party otherwise than under this Section 12.

     (d)  If the indemnification provided for in paragraph (a) or
(b) of this Section 12 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying the indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Bank, on the other, from the offering of Securities as to which the Bank was a named agent or underwriter, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Bank, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Bank, on the other, in connection with the offering of Securities as to which the Bank was a named agent or underwriter will be deemed to be in the same proportion as the total net proceeds received by the Company from the offering of such Securities bears to the total discounts and commissions received by the Bank from the Company in respect thereof. The relative fault of the Company, on the one hand, and of the Bank, on the other, will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied or to be supplied by the Company or by the Bank and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Bank agree that it would not be just or equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to therein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in paragraph (d) above will be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Any other provisions of this Section 12 to the contrary notwithstanding, (i) the Bank will not be required to contribute to the Company any amount in excess of the amount by which the aggregate public offering price of all Securities as to which the Bank was a named agent or underwriter exceeds the amount of losses, claims, damages, and liabilities sustained or incurred by the Bank arising out of, based upon, or caused by any untrue statement or omission or allegedly untrue statement or omission included in or omitted from the Registration Statement or the Prospectus (other than in reliance upon and in conformity with information furnished to the Company by the Bank in writing expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto), (ii) any amount payable by the Company or the Bank, as the case may be (the "Contributing Party"), pursuant to the provisions of this paragraph or paragraph (d) of this Section 12 shall be offset by the amount of any losses, claims, damages, and liabilities sustained or incurred by the other party arising out of or in connection with a violation (x) by the Bank of the provisions of paragraph (c) of Section 8 hereof (if the Company is the Contributing Party) or (y) by the Company of its obligations under paragraphs (b) or (c) of Section 9 hereof (if the Bank is the Contributing Party), in each case as such amounts are finally determined by a court of competent jurisdiction, and
(iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) The remedies provided for in this Section 12 are not exclusive and will not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

          SECTION 13. Termination. This Agreement will automatically terminate upon the expiration of the offering to which the Prospectus relates and may be earlier terminated by the Company or the Bank upon the giving of written notice of such termination to the other party hereto in accordance with the provisions of Section 15 hereof, provided, however, that if the Company and the Bank shall have executed a Terms Agreement for the purchase of Securities by the Bank in its capacity as underwriter, this Agreement may not be terminated by the Bank prior to delivery of and payment for such Securities except upon the failure of any of the conditions precedent described in
Section 6(a) hereof, and provided, further, that if the Company and the Bank shall have executed a Terms Agreement for the purchase of Securities through the Bank as agent, this Agreement may not be terminated by the Bank prior to delivery of and payment for such Securities unless and until the Bank shall have exercised best efforts consistent with standard industry practice to assist the Company in obtaining performance by each purchaser whose offer to purchase such Securities is reflected in such Terms Agreement.

          SECTION 14. Representations and Indemnities to Survive. Therespective agreements of the Company and the Bank set forth in Sections 2(e),4, 9(b), 9(f), 10, 12, and 18 hereof, the representations and warranties of the Company set forth in
Section 7 hereof, the representations and warranties of the Bank set forth in Section 8 hereof, and the statements and opinions of theCompany and its officers set forth in the documents to be delivered by the Company to the Bank as provided in paragraphs 5(a), 5(c), 5(d), 5(e), and 6(c) hereof, will survive delivery of and payment for any Securities as contemplated hereunder and will survive termination of this Agreement in accordance with the provisions of Section 13 above.

          SECTION 15. Notices. Except as otherwise specifically provided herein, all communications hereunder will be in writing and will be effective one business day after having been delivered by hand, mailed via Express Mail, deposited with Federal Express or any nationally recognized commercial courier service for "next day" delivery, or telecopied and confirmed in writing (by telecopied facsimile or otherwise) to the respective addresses or telecopier numbers set forth on the signature page hereto, or to such other address or telecopier number as either party may hereafter designate to the other in writing. The foregoing notwithstanding, copies of any Terms Agreement and of any certificate or opinion to be delivered by the Company to the Bank under paragraphs 5(a), 5(c), 5(d), 5(e), 5(f), or 9(g) hereof will be deemed delivered if executed by all required signatories and telecopied to the Company and/or the Bank, as the case may be, with receipt confirmed in writing (by telecopied facsimile or otherwise). In the event that any Terms Agreement or any such certificate or opinion is delivered via telecopier as contemplated in the preceding sentence, the parties will use best efforts to ensure that "original" copies of such documents will be distributed promptly thereafter.

          SECTION 16. Successors; Non-Transferability. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, and the officers, directors, and controlling persons referred to in Section 12 hereof. No other person will have any right orobligation hereunder. Neither party to this Agreement may assign its rights hereunder without the written consent of the other party.

          SECTION 17.  Counterparts.  This Agreement may be
signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          SECTION 18.  Applicable Law.  This Agreement will be
governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          SECTION 19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and will not affect the construction of any of the terms or provisions hereof.
          IN WITNESS WHEREOF, the parties hereto have executed this Distribution Agreement as of the ____ day of _________, 199_.

                                          PEPSICO, INC.


                                          By:
                                          Name:
                                          Title:

                                          Notice Information:
                                          PepsiCo, Inc.
                                          700 Anderson Hill Road
                                          Purchase, New York  10577
                                          Telephone No.:
                                          Facsimile No.:
                                          Attention:



                                         [NAME OF BANK]


                                          By:
                                          Name:
                                          Title:

                                          Notice Information:
                                          [Name of Bank]
                                          [Address]
                                          Telephone No.:
                                          Facsimile No.:
                                          Attention:

                                                         ANNEX A


                      [PEPSICO LETTERHEAD]





                                   _______________, 199_



                        [Name and Address of Bank]



Dear Sirs:

          I am Vice President and Assistant General Counsel of PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the "Company"). I have acted as counsel for the Company in connection with the registration of $2,500,000,000 in aggregate offering price of the Company's Debt Securities and Warrants (collectively, the "Securities") that may, from time to time, be issued by the Company (i) with respect to Debt Securities, under the Indenture, dated as of December 14, 1994, between the Company and The Chase
Manhattan Bank (National Association), as Trustee (the "Indenture"), (ii) with respect to Debt Warrants, under the Debt Warrant Agreement (hereinafter defined) to be entered into by the Company and The Chase Manhattan Bank (National Association), as Warrant Agent, and (iii) with respect to Shelf Warrants, under one or more warrant agreements to be entered into by the Company and one or more warrant agents.

          You have requested my opinion pursuant to Section 5(a) of the Distribution Agreement to be executed and delivered by you and the Company in substantially the form attached hereto as Exhibit A (the "Distribution Agreement"). In connection with such opinion, I have examined the Registration Statement on Form S-3, File No. 33-________ (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to the Securities, and have examined such records, certificates, and other documents, certified or otherwise authenticated to my satisfaction, have made such inquiries of officers and employees of the Company, and have made such other examinations as, in each case, I have deemed necessary or appropriate. I have assumed the genuineness of all signatures on all documents examined by me and the conformity to originals of all copies submitted to me.

          Capitalized terms used herein and not otherwise defined have the meanings ascribed to those terms by the Prospectus filed as part of the Registration Statement (the "Prospectus").

          On the basis of the foregoing and having regard for such legal considerations as I have deemed relevant, it is my opinion that:

          1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction where the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole.

          2. The Distribution Agreement has been duly authorized and, when executed and delivered by the Company, assuming due authorization and execution by you, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights generally, (ii) any other applicable federal or state law, including any law limiting rights of indemnity or contribution,
(iii) equitable principles of general applicability, and (iv) the discretion of any court in which a proceeding for enforceability may be brought.

          3. The Indenture has been duly authorized, executed, and delivered by the Company and, assuming due authorization and execution by the Trustee, is qualified under the Trust Indenture Act of 1939, as amended, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights generally, (ii) any other applicable federal or state law, (iii) rights of acceleration in accordance with the terms of the Indenture, (iv) equitable principles of general applicability, and (v) the discretion of any court in which a proceeding for enforceability may be brought.

          4.   The forms of Debt Securities included as Exhibits
4(b) and 4(c) to the Registration Statement were established in accordance with the provisions of Section 202(iii) of the Indenture.

          5.   The form of Debt Warrant Agreement included as
Exhibit 4(e) to the Registration Statement (the "Debt Warrant Agreement") has been duly authorized and, assuming valid execution and delivery by the Company and due authorization, valid execution, and delivery by the Warrant Agent, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by
(i) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights generally, (ii) any other applicable federal or state law, (iii) equitable principles of general applicability, and (iv) the discretion of any court in which a proceeding for enforceability may be brought.

          6.   The form of Debt Warrant Certificate included as
Exhibit 4(f) to the Registration Statement complies with the provisions of Section 1.02 of the Debt Warrant Agreement.

          7. The Debt Securities and Debt Warrants have been duly authorized and, when issued by the Company and (i) authenticated by the Trustee in accordance with the applicable provisions of the Indenture (with respect to Debt Securities) or
(ii) countersigned by the Warrant Agent in accordance with the applicable provisions of the Debt Warrant Agreement and (iii) delivered to and duly paid for by the purchasers thereof in accordance with the applicable provisions of the Prospectus, any applicable Supplement, and the Distribution Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by (a) the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting creditors' rights generally, (b) any other applicable federal or state law, (c) rights of acceleration in accordance with the terms of the Indenture (with respect to Debt Securities), (d) equitable principles of general applicability, and (e) the discretion of any court in which a proceeding for enforceability may be brought.

          8. The execution and delivery of and performance by the Company of its obligations under the Distribution Agreement, the Indenture, the Debt Warrant Agreement, the Debt Securities, and the Debt Warrants will not contravene any provision of the Restated Charter or By-Laws of the Company, or of any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or, to my knowledge after due inquiry, of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Company or any of its subsidiaries. No consent, approval, authorization, or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Distribution Agreement, the Indenture, the Debt Warrant Agreement, the Debt Securities, or the Debt Warrants, except as may be required by the Blue Sky laws or other securities laws of the various states in which the Debt Securities and Warrants may be offered and sold.

          9. To the extent that each of the statements described below constitutes a summary of the legal matters, documents, or proceedings referred to therein, such statements fairly present the information called for with respect thereto and fairly summarize the matters referred to therein:
               (i)  statements in the Prospectus under the
captions "Description of Debt Securities", "Description of Warrants--Debt Warrants", and "Plan of Distribution";


               (ii) statements in the Registration Statement under the caption "Item 15--Indemnification of Directors and Officers";
               (iii) statements in the Company's annual report on Form 10-K for the fiscal year ended December 25, 1993 under the caption "Item 3--Legal Proceedings"; and

               (iv)  statements in Part II of the Company's
quarterly reports on Form 10-Q for the twelve-week period ended March 19, 1994, the twelve and twenty-four week periods ended June 11, 1994, and the twelve and thirty-six week periods ended September 3, 1994, respectively, under the caption "Item 1--Legal Proceedings".

          10. To my knowledge after due inquiry, there is no legal or governmental proceeding pending or threatened, no statute or regulation, and no agreement, instrument, or other document to which, in any case, the Company or any of its subsidiaries is a party, or by which, in any case, any of the properties of the Company or its subsidiaries is bound, that is required to be described in the Registration Statement, the Prospectus, or any applicable Pricing Supplement or Prospectus Supplement, or that is required to be filed as an exhibit to the Registration Statement, that is not so described or filed.

          11. Based solely upon my participation in the preparation of the Registration Statement and the documents included or incorporated by reference therein, and without independent check or verification I am (i) of the opinion that each document incorporated by reference in the Prospectus (except for financial statements and schedules, as to which I express no opinion), at the time it was filed with the Commission, complied as to form and in all material respects with the Securities Exchange Act of 1934, as amended, and with the rules and regulations of the Commission thereunder, (ii) of the opinion that the Registration Statement (except for the financial statements and schedules included or incorporated by reference therein and except for that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee (the "Form T-1"), as to which I express no opinion), at the time it became effective, complied as to form and in all material respects with the Securities Act of 1933, as amended, and with the rules and regulations of the Commission thereunder, and (ii) of the belief that each part of the Registration Statement (except for financial statements and schedules included or incorporated by reference therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which I express no belief), did not, at the time the Registration Statement became effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The opinions and belief expressed in paragraph 7 above (except as to due authorization of the Debt Securities and Debt Warrants), in paragraph 9 above as to the statements in the Prospectus under the captions "Description of Debt Securities", "Description of Warrants--Debt Warrants", and "Plan of Distribution", and in paragraph 11 above do not, in any case, address any provision of the Commodity Exchange Act, as amended, or the rules, regulations, or interpretations of the Commodity Futures Trading Commission, as may be applicable to any Debt Securities whose principal and/or interest payments will be determined by reference to one or more currency exchange rates, commodity prices, equity indices, or other variable factors, or as may be applicable to any Debt Warrants relating to any such Debt Securities. None of the opinions and beliefs expressed herein address, or should in any way be deemed to apply to, Shelf Warrants or any warrant agreement relating to any one or more series of Shelf Warrants.

          The opinions expressed above do not address, and should in no way be deemed to address, compliance with any laws other than the laws of the State of New York, the corporation laws of the State of North Carolina, and the federal laws of the United States of America.

          This opinion is being furnished to you in accordance with the provisions of Section 5(a) of the Distribution Agreement and is solely for the benefit of, and may be relied upon solely by, you and your counsel. This opinion is not intended for, and may not be relied upon by, any other person or entity without my prior written consent.

                                             Very truly yours,



                                        ANNEX B

     [FORM OF OPINION OF CAHILL GORDON & REINDEL]



                                                      , 199_

                                             (212) 701-3000

To the Bank Named in the
 Attached Distribution Agreement

Gentlemen:

     This opinion is being furnished to you (the "Bank") pursuant to Section 5(b) of the Distribution Agreement dated as of ___________________, 199_ (the "Distribution Agreement";
capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Distribution Agreement) between the Bank and PepsiCo, Inc. (the "Company") relating to the proposed issuance and sale from time to time by the Company of up to $2,500,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities") and warrants to purchase debt securities (the "Debt Warrants" and, together with the Debt Securities, the "Securities"), to be issued under the Indenture dated as of December 14, 1994
(the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee") or the Debt Warrant Agreement to be entered into by the Company and one or more agents (each a "Warrant Agent") in substantially the form filed as an exhibit to the Registration Statement (the "Debt Warrant Agreement"). A registration statement on Form S-3 (File No. 33-___________) (such registration statement, including all documents filed as part thereof or incorporated by reference therein, is herein called the "Registration Statement"), including a prospectus (such prospectus, including the documents incorporated therein by reference, is herein called the "Prospectus"), relating to the Securities was filed by the Company with the Securities and Exchange Commission (the "Commission") on ___________. The Registration Statement was declared effective by the Commission on ______________, 1995.
     We advise you that in our opinion:

     1. each of the Distribution Agreement and the Debt Warrant Agreement, when duly authorized, executed and delivered by the Company (assuming the due authorization, valid execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, by any other federal or state laws or by general principles of equity or the discretion of the court before which any proceeding therefor may be brought;

     2. the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and (assuming due authorization, valid execution and delivery thereof by the Trustee) is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now ore hereafter in effect relating to creditors' rights generally, by any other federal or state laws, rights of acceleration, or by general principles of equity or the discretion of the court before which any proceeding therefor may be brought;

     3. the Securities have been duly authorized and when issued and delivered by the Company and authenticated by the Trustee or the Warrant Agent, as the case may be, in accordance with the provisions of the Indenture or the Debt Warrant Agreement, as the case may, and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture or the Debt Warrant Agreement, as the case may be, and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, by any other federal or state laws, rights of acceleration, or by general principles of equity or the discretion of the court before which any proceeding may be brought;

     4. The statements in the Prospectus under the captions "Description of Debt Securities", "Description of Warrants -- Debt Warrants" and "Plan of Distribution" in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

     5. the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act") and no proceedings for a stop order are pending or, to the best of our knowledge, threatened;

     6. except for financial statements, schedules and other financial or statistical data and the Statement of Eligibility and Qualification on Form T-1 of the Trustee, as to which we have not been requested to, and do not express any opinion, the Registration Statement and Prospectus comply as to form in all material respects with the requirements of the Act and all applicable rules and regulations thereunder.

     We have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the Company's Accountant and the Bank's representatives at which the contents of the Registration
Statement and the

     Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Registration Statement and the Prospectus (except to the extent stated in paragraph 4 above), on the basis of the foregoing, relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company, no facts have come to our attention which lead us to believe that (A) the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus, as of its date, contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not express any comment on (i) financial statements, related schedules and other financial and statistical data, or
(ii) the Statement to Eligibility and Qualification on Form T-1 of the Trustee).

     The opinion in paragraph (3) above (except as to due authorization of the Securities), the opinions in paragraph (4) above as to the statements in the Prospectus under the captions "Description of Debt Securities" and "Description of Debt Warrants" and the opinion and belief in paragraph (6) and clause
(B) above do not address any application of the Commodity Exchange Act, as amended (or amending legislation now pending before Congress), or the rules, regulations orders or interpretations of the Commodity Futures Trading Commission to Securities the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. In addition, for the purpose of the opinions in paragraphs (3) and (4) above, we have assumed that (a) the Securities will conform both in form and with the requirements set forth in the Indenture or the Debt Warrant Agreement, as the case may be, and (b) none of the terms of the Securities not contained in the forms examined by us will violate any applicable law or be unenforceable. The opinions in paragraph (4) above are based solely on our participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and are without independent check or verification except as specified. In connection with our opinion in paragraph (3) above, we note that, as of the date of this opinion, a judgment for money in any action based upon an obligation denominated in a currency other than currency of the United States, a federal or state court in New York shall render or enter a judgment or decree in the foreign currency of the underlying obligation. Such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of the judgment or decree.


                                             Very truly yours,

                                                          ANNEX C





                              _________________, 199



    [To the Bank Named on the Attached Schedule A]


Dear Sirs:

I am Vice President, Taxes of PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the "Company"). I have acted as tax counsel for the Company in connection with the registration of $2,500,000,000 in aggregate offering price of the Company's Debt Securities and Warrants (collectively, the "Securities") that may, from time to time, be issued by the Company.

You have requested my opinion pursuant to Section 5(c) of the Distribution Agreement to be executed and delivered by you and the Company in substantially the form attached hereto as Exhibit A (the "Distribution Agreement"). In connection with such opinion, I have examined the Registration Statement on Form S-3, File No. 33-___________ (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to the Securities, including the form of prospectus contained therein (the "Prospectus"). All capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms by the Prospectus.

On the basis of my review of the Registration Statement, it is my opinion that if the offering of the Securities is conducted in the manner described in the Prospectus, and if the terms of any series of Securities are as contemplated by the Prospectus, then the statements contained in the section of the Prospectus entitled "United States Tax Considerations" accurately describe certain United States federal income tax consequences of ownership and disposition of the Securities, except with respect to Debt Warrants and Shelf Warrants, which consequences will be discussed in the applicable Prospectus Supplement to be filed hereafter.

I do not purport to be expert in, or to express any opinion concerning, the laws of any jurisdiction other than the federal laws of the United States of America.

This opinion is being furnished to you in accordance with the provisions of Section 5(c) of the Distribution Agreement and is solely for the benefit of, and may be relied upon solely by, you and your counsel. This opinion is not intended for, and may not be relied upon by, any other person or entity without my prior written consent.

                              Very truly yours,


                                                          ANNEX D



                     SECRETARY'S CERTIFICATE


     I, Edward V. Lahey, Jr., the duly qualified, elected, and acting Secretary of PepsiCo, Inc., a company organized under the laws of the State of North Carolina (the "Company"), hereby certify as follows:


     1. Attached hereto as Exhibit A is a true and complete copy of the Restated Articles of Incorporation of the Company, certified as of ____________, 19__ by the Secretary of State of the State of North Carolina. No further amendments or supplements to the Restated Charter have been proposed to or approved by the Board of Directors or shareholders of the Company.

     2. Attached hereto as Exhibit B is a true, correct, and complete copy of the By-Laws of the Company. Such By-Laws have been in effect at all times since January 22, 1987.

     3. Attached hereto as Exhibits C-1 and C-2 are copies of resolutions adopted by the Board of Directors of the Company on _____________, 199_, relating to the issuance of short-term and long-term debt securities, which resolutions are in effect as of the date hereof.

     4. The documents described below have been duly authorized, executed (except as otherwise indicated below), and filed by the Company with the Securities and Exchange Commission:

     (a) the Registration Statement on Form S-3, File No. 33-___________, filed by the Company on January 6, 1995 (the "Registration Statement"), relating to $2,500,000,000 in aggregate offering price of the Company's Debt Securities and Warrants (as such terms are defined in the Registration Statement), a copy of which is attached hereto as Exhibit D;

     (b) the Indenture, dated as of December 14, 1994, between the Company and The Chase Manhattan Bank (National Association), as trustee, a copy of which is attached hereto as Exhibit 4(a) to the Registration Statement;

     (c) the form of Debt Warrant Agreement that may be entered into by the Company and The Chase Manhattan Bank (National
Association), as warrant agent, a copy of which is attached hereto as Exhibit 4(e) to the Registration Statement; and

     (d) the form of Distribution Agreement that may be entered into by the Company and one or more agents and underwriters in connection with the offer and sale of the Debt Securities and Warrants, a copy of which is attached hereto as Exhibit 1 to the Registration Statement.

     5. The Debt Securities may be issued from time to time, in substantially the forms attached hereto as Exhibit E (with respect to Fixed Rate Debt Securities) and Exhibit F (with respect to Floating Rate Debt Securities), on such terms as shall be determined by any two of the following officers of the
Company: (i) the Chairman of the Board and Chief Executive Officer (the "Chairman"), (ii) the Executive Vice President and Chief Financial Officer (the "Executive Vice President"), (iii) the Senior Vice President and Treasurer (the "Treasurer"), and
(iv) such other officer of the Company as may be designated by the Chairman, the Executive Vice President, or the Treasurer pursuant to the Delegation of Authority attached hereto as Exhibit G (any two of the Chairman, the Executive Vice President, the Treasurer, and such other officer hereinafter referred to as the "Authorized Persons"), provided, that such terms will in no event violate or conflict with the terms and provisions set forth in the Indenture or the Prospectus or (to the extent that the terms of an applicable Pricing Supplement supersede the terms and provisions of the Prospectus) the applicable Pricing Supplement.

     6. The Debt Warrants may be issued from time to time, alone or together with one or more series of Debt Securities, in substantially the form attached hereto as Exhibit H, on such terms as shall be determined by any two Authorized Persons, provide- that such terms will in no event violate or conflict with the terms and provisions of the Debt Warrant Agreement or the Prospectus or (to the extent that the terms of an applicable Prospectus Supplement supersede the terms and provisions of the Prospectus) the applicable Prospectus Supplement.

     7. The persons named below are duly qualified, elected, and acting officers of the Company, have been duly elected or appointed to the offices set forth opposite their respective names, have held such offices at all times relevant to the preparation of the Registration Statement, and hold such offices as of the date hereof. The signatures set forth below opposite the names of such persons are the genuine signatures of such persons.

Randall C. Barnes    Senior Vice
                     President and         __________________
                     Treasurer

D. Wayne Calloway    Chairman of the
                     Board and Chief
                     Executive Officer     __________________




Douglas Cram         Vice President and
                     Assistant General
                     Counsel               __________________

Robert G. Dettmer    Executive Vice
                     President and Chief
                     Financial Officer     __________________

Lawrence F. Dickie   Vice President and
                     Associate General     __________________
                     Counsel

Karen L. Halby       Vice President and
                     Tax Counsel           __________________

Matthew M. McKenna   Vice President,
                     Taxes                 __________________

Sandra Wijnberg      Vice President,
                     Corporate Finance
                     and Assistant         __________________
                     Treasurer


     IN WITNESS WHEREOF, I have hereunto set my hand and affixed
the seal of the Company as of the         day of ______________,
199 .



                              ________________________
                              Edward V. Lahey, Jr.
                              Secretary



     I, Douglas Cram, a Vice President of the Company, hereby certify that Edward V. Lahey, Jr. is the duly qualified, elected, and acting Senior Vice President, General Counsel, and Secretary of the Company, has been duly elected or appointed to such offices, has held such offices at all times relevant to the preparation of the Registration Statement, holds such offices as of the date hereof, and that the signature set forth below is his genuine signature.


Edward V. Lahey, Jr.   Senior Vice
                       President, General
                       Counsel and           __________________
                       Secretary

     IN WITNESS WHEREOF, I have hereunto set my hand as of the
___ day of ______________, 199 .
                              ________________________
                              Douglas Cram
                              Vice President


                                                  ANNEX E


                      OFFICERS' CERTIFICATE



     Robert G. Dettmer, Executive Vice President and Chief Financial Officer, and Randall C. Barnes, Senior Vice President and Treasurer, of PepsiCo, Inc., a corporation organized under the laws of the State of North Carolina (the "Company"), each hereby certifies as follows:

     1. I have examined the Company's Registration Statement on Form S-3, File No. 33-______________ (the "Registration Statement"), as filed by the Company with the Securities and Exchange Commission (the "Commission") on January 6, 1995, including all of the documents filed as exhibits thereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms by the prospectus filed as part of the Registration Statement (such prospectus hereinafter the "Prospectus").

     2. To the best of my knowledge, no proceedings for the merger, consolidation, liquidation, or dissolution of the Company or the sale of all or substantially all of its assets are pending or contemplated.

     3. To the best of my knowledge, there has not been any material adverse change in the financial condition, earnings, business, or operations of the Company and its subsidiaries, taken as a whole, from that described in the Registration Statement.

     4. To my knowledge, after due inquiry, I am of the belief that the Registration Statement (i) contains no untrue statement of a material fact regarding the Company or any of its consolidated subsidiaries and (ii) does not omit to state any material fact necessary to make any such statement, in light of the circumstances under which it was made, not misleading.

     IN WITNESS WHEREOF, I have hereunto set my hand as of the ___ of ______________, 199 .

                              ______________________
                              Robert G. Dettmer
                              Executive Vice President
                              and Chief Financial Officer

                              ______________________
                              Randall C. Barnes
                              Senior Vice President
                              and Treaurer
                                                          ANNEX F


                         [Letterhead of Bank]



Gentlemen:

     In connection with the placement of any debt securities or warrants to purchase debt securities (the "Securities") to be issued by PepsiCo, Inc., [Name of financial intermediary(ies)], as principal or agent, will be reviewing certain information relating to PepsiCo, Inc. that will be included (or incorporated by reference) in the Registration Statement on Form S-3 (File No. 33-____________) of PepsiCo, Inc. pursuant to which the Securities have been registered (the "Registration Statement"), which may be delivered to investors and utilized by them as a basis for their investment decision. This review process, applied to the information relating to PepsiCo, Inc., is substantially consistent with the due diligence review process that an underwriter would perform in connection with this placement of securities. We are knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with a placement of securities registered pursuant to the Securities Act of 1933. We hereby request that you deliver to us a "comfort" letter in substantially the same form as the "draft" comfort letter delivered to PepsiCo, Inc. for the immediately preceding fiscal quarter of PepsiCo, Inc. concerning the financial statements of PepsiCo, Inc. and certain statistical and other data included in the Registration Statement.

                                        Very truly yours,

                                        [Name of financial
                                        intermediary]

                                                          ANNEX G


               [Letterhead of Cahill Gordon & Reindel]





Gentlemen:

     In connection with the placement of any debt securities or warrants to purchase debt securities (the "Securities") to be issued by PepsiCo, Inc., [Name of financial intermediary(ies)], as principal or agent, will be reviewing certain information relating to PepsiCo, Inc. that will be included (or incorporated by reference) in the Registration Statement on Form S-3 (File No. 33-____________) of PepsiCo, Inc. pursuant to which the Securities have been registered (the "Registration Statement"), which may be delivered to investors and utilized by them as a basis for their investment decision. In our opinion, [Name of financial intermediary(ies)] has a statutory due diligence defense under Section 11 of the Securities Act of 1933 (the "Act"). We are knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with a placement of securities registered pursuant to the Act.
We hereby request that you deliver to [Name of financial intermediary(ies)] a "comfort" letter in substantially the same form as the "draft" comfort letter delivered to PepsiCo, Inc. for the immediately preceding fiscal quarter of PepsiCo, Inc. concerning the financial statements of PepsiCo, Inc. and certain statistical and other data included in the Registration Statement.


                                   Very truly yours,

                                   Cahill Gordon & Reindel

                                                        EXHIBIT I


                            PEPSICO, INC.

                            $2,500,000,000
                     Debt Securities and Warrants

                           TERMS AGREEMENT

                                Under
         the Distribution Agreement, dated ___________, 19__,
               Between PepsiCo, Inc. and [Name of Bank]
                    (The "Distribution Agreement")


                                              _____________, 19__

PepsiCo, Inc.
Purchase, N.Y. 10577

Attention:

     In accordance with the provisions of the above-referenced Distribution Agreement, the undersigned (the "Bank"), in its capacity as [Agent][Underwriter] under the Distribution Agreement, hereby [delivers on behalf of one or more third-party investors an offer][agrees] to purchase $___________ in aggregate initial offering price of the Securities identified below on the terms hereinafter set forth.

     All capitalized terms used in this Terms Agreement and not otherwise defined herein have the meanings ascribed to such terms by the Prospectus (as such term is defined in the Distribution Agreement), provided, however, that in the event of a conflict between the Prospectus and the Pricing Supplement or Prospectus Supplement applicable to the Securities to which this Terms Agreement relates, the definition set forth in the applicable Supplement will govern.

     Designation or Title of Securities:

     Issue Price [i.e., Price to Public]:

     [Agent's Commission][Underwriter's Discount]:

     Currency:

     Interest Rate [or, if a Floating Rate Debt Security, Initial
Interest Rate]:

     Date of Issue:
     Interest Accrual Date [if other than Date of Issue]:

     Interest Payment Dates:

     Principal Payment Dates [if other than at maturity]:

     Scheduled Maturity Date:

     Calculation Agent:

     [Total amount of OID:]

     [Optional redemption dates:]

     [Option to elect repayment:]

     [Sinking fund:]

     [Acceleration provisions:]

     [Exchange Rate Agent:]

     [Other terms, if any:]

     Settlement Date [and scheduled time and place]:


Possible additional terms for Floating Rate Debt Securities

     [Base Rate:]

     [Index Maturity:]

     [Spread:]

     [Spread Multiplier:]

     [Spread Divisor:]

     [Interest Period:]

     [Interest Reset Dates:]

     [Maximum Interest Rate:]

     [Minimum Interest Rate:]


     The provisions of Sections [2 (if the Bank is acting as agent)][3 (if the Bank is acting as underwriter)], 4, and 6 through 15 of the Distribution Agreement are incorporated by reference herein with the same force and effect as if set forth in full herein.

     [In the event that two or more banks are signing this Terms
Agreement: The Company represents that the respective Distribution Agreements executed and delivered by the Company and each of the Banks prior to or together with the execution and delivery of this Terms Agreement are identical in all material respects.]

     This Terms Agreement will be (i) governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of law, (ii) inure to the benefit of and be binding upon the parties hereto, their respective successors, and the officers, directors, and controlling persons refered to in Section 12 of the Distribution Agreement, and no other person will have any right or obligation hereunder. Neither party to this Terms Agreement may assign its rights hereunder without the written consent of the other party. This Terms Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon one and the same instrument.


                                   [NAME OF BANK]



                                   By:  _________________
                                        Name:
                                        Title:


Accepted this __ day of
__________, 19__.

PEPSICO, INC.



By:  _________________
     Name:
     Title:




                                                       EXHIBIT II

                              PEPSICO, INC.

                        ADMINISTRATIVE PROCEDURES

                        __________________________


          Explained below are the administrative procedures applicable to the offering of up to $2,500,000,000 in aggregate principal amount of the notes, debentures, and other evidences of unsecured indebtedness (the "securities") of PepsiCo, Inc. (the "Company"), that have been registered by the Company with the Securities and Exchange Commission (the "Commission") under the Company's registration statement on Form S-3, File No. 33-____________such securities hereinafter the "Debt Securities" and such registration statement hereinafter the "Registration Statement"). The Debt Securities will be offered pursuant to one or more agreements in substantially the form of Distribution Agreement filed as an exhibit to the Registration Statement (the "Distribution Agreement").

          The Debt Securities will be issued pursuant to the provisions of the Indenture, dated as of December 14, 1994 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and The Chase Manhattan Bank (National Association) ("Chase"), as trustee. Chase will be the Registrar, Authentication Agent, and Paying Agent for the Debt Securities and will perform the duties specified below. The Debt Securities may bear interest at a fixed rate (the "Fixed Rate Debt Securities") or a floating rate (the "Floating Rate Debt Securities"). Each Debt Security will be issued either (a) in book-entry form, as a beneficial interest in a single global Debt Security (a "Global Debt Security") to be delivered to Chase, as agent for The Depository Trust Company ("DTC"), and registered in the name of Cede & Co. or such other nominee of DTC as may be designated by DTC, or (b) in certificated form (a "Certificated Debt Security") to be delivered to the holder thereof or to a person designated by such holder. Except in limited circumstances, Book-Entry Debt Securities will not be exchangeable for Certificated Debt Securities.

          Book-Entry Debt Securities will be issued in accordance with the administrative procedures set forth in Part I hereof, as such procedures may from time to time be amended as a result of changes in DTC's operating procedures. Certificated Debt Securities will be issued in accordance with the administrative procedures set forth in Part II hereof.

          All capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms by the Prospectus filed as part of the Registration Statement (the "Prospectus"). In the event of a conflict between the terms hereof and the terms of the Prospectus or any amendment or supplement thereto, the terms of the Prospectus, as so amended or supplemented, shall govern.

                           PART I
       ADMINISTRATIVE PROCEDURES RE: BOOK-ENTRY DEBT SECURITIES

          In connection with the qualification of the Book-Entry Debt Securities for eligibility in the book-entry system maintained by DTC, Chase will perform certain custodial, document control, and administrative functions as described below and in accordance with its obligations (a) under the Letter of Representations from the Company and Chase to DTC, dated as of the date hereof (the "Letter of Representations"), and (b) as a participant in DTC's book-entry system, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:


     On any Settlement Date (as defined in the Distribution Agreement) for one or more Book-Entry Debt Securities of the same series, the Company will issue one or more Global Debt Securities, in fully registered form, without coupons, representing up to $150,000,000 in aggregate principal amount of all such Debt Securities. Each Global Debt Security will be dated and issued as of the date of its authentication by Chase. The Interest Accrual Date for any Global Debt Security will be as follows: (i) with respect to an original Global Debt Security (or any portion thereof), its date of issue, and (ii) with respect to any Global Debt Security (or any portion thereof) issued upon exchange of a Global Debt Security or in lieu of a destroyed, lost, or stolen Global Debt Security, the most recent preceding Interest Payment Date under the predecessor Global Debt Security or Securities (or, if no interest has been paid or provided for as of the date of issuance of such succeeding Global Debt Security, the date of issuance of the predecessor Global Debt Security), regardless of the date of authentication of such subsequently issued Global Debt Security. No Global Debt Security will represent any Certificated Debt Security.

Identification
Numbers:

     The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers) for the Debt Securities, which series consists of approximately 900 CUSIP numbers and relates to Global Debt Securities representing Book-Entry Debt Securities. The Company has obtained from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and has delivered to Chase and DTC the written list of 900 CUSIP numbers of such series. Chase will assign CUSIP numbers to Global Debt Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that Chase has assigned to Global Debt Securities. At any time when fewer than 100 of the reserved CUSIP numbers of such series remain unassigned to Global Debt Securities, Chase shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Debt Securities representing Book-Entry Debt Securities. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to Chase and DTC.

Registration:

     Each Global Debt Security will be registered in the name of Cede & Co., as nominee for DTC, on the Security register maintained under the Indenture. The beneficial owner of a Book-Entry Debt Security (or one or more indirect participants in DTC, as designated by such owner) will designate one or more participants in DTC (with respect to such Debt Security, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Debt Security in the account of such Participants. The ownership interest of such beneficial owner in such Debt Security will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

                               -4-
Transfers:

     Transfers of a Book-Entry Debt Security will be accompanied by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Debt Security.

Exchanges:

     Chase may, upon notice to the Company, deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the Global
Debt Security resulting from such consolidation) specifying: (i) the CUSIP numbers of two or more outstanding Global Debt
Securities that represent Book- Entry Debt Securities of the same series and for which interest has been paid to the same date,
(ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest
Payment Date for such Book-Entry Debt Securities, on which such Global Debt Securities shall be exchanged for a single replacement Global Debt Security, and (iii) a new CUSIP number to be assigned by the Company to such replacement Global Debt
Security. Upon receipt of such a notice, DTC will send to its Participants (including Chase) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Chase will deliver to the CUSIP
Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Debt Securities to be exchanged will no longer be valid. On the specified exchange date, Chase will exchange such Global Debt Securities for a single Global Debt Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Debt Securities will, in accordance with CUSIP Service
Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Debt Securities to be exchanged exceed $150,000,000 in aggregate principal amount, one Global Debt Security will be authenticated and issued to represent each $150,000,000 principal amount of the exchanged Global Debt Security and an additional Global Debt Security will be authenticated and issued to represent any remaining principal amount of such Global Debt Securities (see "Denominations" below).

Maturities:


     Each Book-Entry Debt Security will mature on a date not less than nine months after the Settlement Date for such Debt Security.

Notice of
Redemption Dates:

     Chase will give notice to DTC prior to each Redemption Date (as specified in the Debt Security), if any, at the time and in the manner set forth in the Letter of Representations.

Denominations:

     Unless otherwise set forth in the form of the applicable Global Debt Security, Book-Entry Debt Securities will be issued in principal amounts of $100,000,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Debt Securities will be denominated in principal amounts not in excess of $150,000,000. If one or more Book-Entry Debt Securities having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Debt Security, then one Global Debt Security will be issued to represent each $150,000,000 principal amount of such Book- Entry Debt Security or Securities and an additional Global Debt Security will be issued to represent any remaining principal amount of such Book-Entry Debt Security or Securities. In such a case, each of the Global Debt Securities representing such Book-Entry Debt Security or Securities shall be assigned the same CUSIP number. (References in this paragraph to U.S. dollars shall refer instead to any Specified Currency, as may be applicable.)

Interest:

      General. Interest on each Book-Entry Debt Security will accrue from the Interest Accrual Date of the Global Debt Security representing such Book- Entry Debt Security. Each payment of interest on a Book-Entry Debt Security will include interest from and including the Interest Accrual Date or the most recent date for which interest has been paid, as the case may be, to but excluding the next succeeding Interest Payment Date or the Maturity Date, as the case may be. Interest payable on any Interest Payment Date will be paid to the Holder of Record as of the applicable Record Date (see below), provided that interest, if any, payable at the maturity or upon redemption of a Book-Entry Debt Security will be payable to the person to whom the principal of such Debt Security is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Debt Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

     Record Dates.  The Record Date with respect to any Interest
Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

     Fixed Rate Book-Entry Debt Securities. Interest Payment
Dates for Fixed Rate Book-Entry Debt Securities will be as set forth in the applicable form of Fixed Rate Global Debt Security.

     Floating Rate Book-Entry Debt Securities. Interest Payment Dates for Floating Rate Book-Entry Debt Securities will be as set forth in the applicable form of Floating Rate Global Debt Security. Unless otherwise set forth in the applicable form of Global Debt Security, interest on Floating Rate Book-Entry Debt Securities will be payable monthly, quarterly, semi-annually, or annually and (a) in the case of Floating Rate

Book-Entry Debt Securities with a daily, weekly, or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of each March, June, September, and December during the term of such Security, as specified pursuant to Settlement Procedure "A" below; (b) in the case of Floating Rate Debt Securities with a quarterly Interest
Reset Date, on the third Wednesday of each March, June, September, and December during the term of such Security; (c) in the case of Floating Rate Debt Securities with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and (d) in the case of Floating
Rate Debt Securities with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement
Procedure "A" below; provided, however, that if an Interest
Payment Date for any Floating Rate Book-Entry Debt Security would otherwise be a day that is not a New York Business Day, such Interest Payment Date will be the next succeeding New York
Business Day, except that in the case of a LIBOR- indexed Debt
Security, if such New York Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding New York Business Day.

     Notice of Interest Payment and Record Dates. On the first New York Business Day of each January, April, July, and October during the period that the Registration Statement is in effect, Chase will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to then outstanding Book-Entry Debt Securities during the six-month period beginning on such first New York Business Day.

Calculation of
Interest:

     Fixed Rate Book-Entry Debt Securities. Unless otherwise set forth in the applicable form of Fixed Rate Global Debt
Security and in the applicable Pricing Supplement, interest on Fixed Rate Book-

Entry Debt Securities (including interest for partial periods) will be calculated on the basis of a year of twelve
30-day months.

     Floating Rate Book-Entry Debt Securities. Unless otherwise set forth in the applicable form of Floating Rate Global Debt Security and in the applicable Pricing Supplement, interest on Floating Rate Book-Entry Debt Securities will be calculated on the basis of actual days elapsed and a year of 360 days.

Payments of
Principal and
Interest:


     Payments of Interest. Promptly after each Record Date,
Chase will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Debt Security (other than an amortizing Debt Security) on the following Interest Payment Date (other than an Interest Payment Date coinciding with maturity) and the total of such amounts. DTC will confirm the amount payable on each such Global Debt Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. In the case of amortizing Debt Securities, Chase will provide separate written notice to DTC prior to each Interest Payment Date at the times and in the manner set forth in the Letter of Representations. The Company will pay to Chase, as paying agent, the total amount of interest due on such Interest Payment Date (and, in the case of an amortizing Debt Security, principal and interest) (other than at maturity), and Chase will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for a Fixed Rate Book-Entry Debt Securityis not a New York Business Day, the payment due on such day shall be made on the next succeeding New York Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

     Payments at Maturity or Upon Redemption. On or about the first New York Business Day of each month during the period that the Registration Statement is in effect, Chase will deliver to the Company and DTC a written list of principal and interest to be paid on each then outstanding Global Debt Security (other than an amortizing Debt Security) maturing either at maturity or on a redemption date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Debt Security on or about the fifth New York Business day preceding the Maturity Date or redemption date of such Global Debt Security. In the case of amortizing Debt Securities, Chase will provide separate written notice to DTC prior to each Interest Payment Date at the times and in the manner set forth in the Letter of Representations. The Company will pay to Chase, as the paying agent, the principal amount of such Global Debt Security, together with interest due at such Maturity Date or redemption date. Chase will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity Date or redemption date of a Global Debt Security representing Book-Entry Debt Securities is not a New York Business Day, the payment due on such day shall be made on the next succeeding New York Business Day and, in the case of Fixed Rate Debt Securities, no interest shall accrue on such payment for the period from and after such Maturity Date or redemption date. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption date of such Global Debt Security, Chase will cancel such Global Debt Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation.

     Manner of Payment. The total amount of any principal and interest due on Global Debt Securities on any Interest Payment Date or at maturity or upon redemption shall be paid by the Company to Chase in funds available for immediate use by Chase as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing Chase to withdraw funds from an account maintained by the Company at Chase. The Company will confirm such instructions in writing to Chase. Prior to 10 A.M. (New York City time) on each Maturity Date or redemption date or as soon as possible thereafter, Chase will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest or principal (together with interest thereon) due on Global Debt Securities on any Maturity Date or redemption date. On each Interest Payment Date, interest payments (and, in the case of amortizing Debt Securities, interest and principal payments) shall be made to DTC in same day funds in accordance with existing arrangements between Chase and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book- Entry Debt Securities represented by such Global Debt Securities are recorded in the book-entry system maintained by DTC. NEITHER THE COMPANY NOR CHASE SHALL HAVE ANY RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND INTEREST ON THE BOOK-ENTRY DEBT SECURITIES.

     Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Debt Security will be determined and withheld by the Participant, indirect participant in DTC, or other person responsible for forwarding payments directly to the beneficial owner of such Debt Security.

Preparation of
Pricing Supplement:

If any order to purchase one or more Book-Entry Debt Securities is accepted by or on behalf of the Company, the Company will prepare an applicable Pricing Supplement to the Prospectus, reflecting the terms of such Debt Security. The Company will arrange to file such Pricing
Supplement with the Commission in accordance with the provisions of paragraph (b) or (c) of Rule 424 promulgated under the Securities Act and will deliver the number of copies of such Pricing Supplement to the Bank as the Bank shall have reasonably requested by the close of business on the preceding New York
Business Day. The Bank will cause such Pricing Supplement to be delivered to each purchaser of such Book-Entry Debt Securities in accordance with the applicable provisions of the Securities Act.
In each instance that a Pricing Supplement is prepared, the Bank will affix the Pricing Supplement to the Prospectus (as amended or supplemented) prior to use of either such Pricing Supplement or the Prospectus (as amended or supplemented). Outdated Pricing
Supplements, and the copies of the Prospectus to which they are attached (other than those retained files), will be destroyed.

Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Debt Security and the authentication and issuance of the Global Debt Security representing such Debt Security shall constitute "settlement" with respect to such Debt Security. All orders accepted by the Company will be settled on the fifth New York Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day (which day shall be no earlier than the next succeeding New York Business Day).

Settlement Procedures with regard to each Book-Entry Debt
Security sold by the Company to or through the Bank shall be as follows:

     A. The Bank will advise the Company by telephone that such Debt Security is a Book-Entry Debt Security and of the following settlement information:

     Order number

     Principal amount.

     Maturity Date.

     CUSIP number.

     In the case of a Fixed Rate Book-Entry Debt Security, the interest rate and whether such Debt Security is an amortizing Debt Security, or in the case of a Floating Rate Book-Entry Debt Security, the Initial Interest Rate (if known at such time), Base Rate, Index Maturity, Interest Reset Periods, Interest Periods, Spread or Spread Multiplier (if any), Maximum and Minimum Interest Rates (if any), alternate rate event spread (if any), and the applicability of the Business Day Convention.

     Interst Payment Dates.

     Record dates.

     Redemption and/or repayment provisions, if any.

     Trade date.

     Settlement Date.

     Issue Price.

     Bank's commission or discount, if any, determined as provided in the applicable Terms Agreement.


                                      -13-
     Whether the Debt Security is an OID Debt Security and, if it is, the total amount of OID, the yield to maturity, the initial accrual period OID, and the applicability of Modified Payment upon Acceleration.

     Net proceeds to Company.

     Bank's Name and whether the Bank is acting as agent, underwriter, or principal for its own account.

     Any other applicable terms.

     B. The Company will advise Chase by elephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Company and Chase will mutually then assign a CUSIP number to the Global Debt Security representing such Book-Entry Debt Security and will notify the Bank of such CUSIP number by telephone as soon as practicable.

     C. Chase will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor's
Corporation:

     The information set forth in Settlement Procedure "A".

     The Initial Interest Payment Date for such Debt Security, the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Debt Securities that reset daily or weekly shall be the date 5 calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Debt Securities, shall be the Record Date as defined in the Debt Security) ant the amount of interest payable on such Initial Interest Payment Date.

     The CUSIP number of the Global Debt Security representing such Book-Entry Debt Security.

     Whether such Global Debt Security will represent any other
Book-Entry Debt Security (to the extent known at such time).

     Whether such Debt Security is an amortizing Debt Security
(by appropriate notation in the comments field of DTC's
Participant Terminal System).

     D.   Chase will complete and authenticate the Global Debt
Security representing such Debt Security.

     E. DTC will credit such Debt Security to Chase's participant account at DTC.

     F. Chase will enter a Same Day Funds Settlement ("SDFS") delivery order through DTC's Participant Terminal System instructing DTC to (i) debit such Debt Security to Chase's participant account and credit such Debt Security to the Bank's participant account, and (ii) debit the Bank's settlement account and credit Chase's settlement account for an amount equal to the price of such Debt Security less the Bank's commission or discount, if any. The entry of such a delivery order shall constitute a representation and warranty by Chase to DTC that (a) the Global Debt Security representing such Book-Entry Debt Security has been issued and authenticated and (b) Chase is holding such Global Debt Security pursuant to the [Certificate] Agreement between Chase and DTC.

     G. Unless the Bank purchased such debt Security as principal for its own account, the Bank will enter an SDFS delivery order through DTC's Participant Terminal System instructing DTC (i) to debit such Debt Security to the Bank's participant account and credit such Debt Security to the participant accounts of the Participants with respect to such Debt Security, and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Bank for an amount equal to the price of such Debt Security.

     H. Transfers of funds in accordance with SDFS delivery orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

     I. Chase will credit to the account of the Company maintained at Chase, New York, New York, in funds available for immediate use, in the amount transferred to Chase in accordance with Settlement Procedure "F".

     J. Unless the Bank purchased such Debt Security as underwriter or as principal for its own account, the Bank will confirm the purchase of such Debt Security to the purchaser either by transmitting to the Participants with respect to such Debt Security a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

     K. Monthly, Chase will send to the Company a statement setting forth the principal amount of Debt Securities outstanding under the Indenture as of such date and setting forth a brief description of any sales of which the

     Company has advised Chase but which have not yet been settled.

     For sales by the Company of Book-Entry Securities to or through the Bank for settlement on the first New York Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

     Procedure A:   11:00 a.m. on Sale Date
     Procedure B:   12:00 p.m. on Sale Date
     Procedure C:   2:00 p.m. on Sale Date
     Procedure D:   9:00 a.m. on Settlement Date
     Procedure E:   10:00 a.m. on Settlement Date
     Procedure F:   2:00 p.m. on Settlement Date
     Procedure G:   2:00 p.m. on Settlement Date
     Procedure H:   4:45 p.m. on Settlement Date
     Procedure I:   5:00 p.m. on Settlement Date
     Procedure J:   5:00 p.m. on Settlement Date

     If a sale is to be settled more than one New York Business
Day after the sale date, Settlement Procedures "A", "B", and "C" shall be completed as soon as practicable but not later than 11:00 A.M., 12:00 P.M., and 2:00 P.M., respectively, on the first New York Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Debt Security has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 P.M. and 2:00 P.M., respectively, on the second New York Business Day before the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date. If settlement of a Book-Entry Debt Security is rescheduled or canceled, Chase, after receiving notice from the company or the Bank, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the New York Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:

If Chase fails to enter an SDFS delivery order with respect to a Book-Entry Debt Security pursuant to Settlement Procedure "F", Chase may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Debt Security to Chase's participant account, provided that Chase's participant account contains a principal amount of the Global Debt Security representing such Debt Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Debt Securities represented by a Global Debt Security, Chase will mark such Global Debt Security "canceled," make appropriate entries in Chase's records and send such canceled Global Debt Security to the Company. The CUSIP number assigned to such Global Debt
Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Debt Securities represented by a Global Debt Security, Chase will exchange such Global Debt
Security for two Global Debt Securities, one of which shall represent such Book-Entry Debt Security or Securities and shall be canceled immediately after issuance, and the other of which shall represent the remaining Book-Entry Debt Securities previously represented by the surrendered Global Debt Security and shall bear the CUSIP number of the surrendered Global Debt
Security. If the purchase price for any Book-Entry Debt Security is not timely paid to the Participants with respect to such Debt
Security by the beneficial purchaser thereof (or a person, including an indirect participant in

DTC, acting on behalf of such purchaser), such Participants and, in turn, the Bank may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, Chase will deliver the withdrawal message and take the related actions described in the preceding paragraph. Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Debt Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect.
In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Debt Securities to have been represented by a Global Debt Security, Chase will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Debt Security representing the Book-Entry Debt Securities to be represented by such Global Debt Security and will make appropriate entries in its records.

                               PART II

                    ADMINISTRATIVE PROCEDURES RE:

                     CERTIFICATED DEBT SECURITIES

                     Chase will serve as registrar in connection with the Debt Securities.

Issuance:

Each Certificated Debt Security will be dated and issued as of the date of its authentication by Chase. The Interest Accrual Date for any Certificated Debt Security will be as follows: (i) with respect to an original Certificated Debt Security (or any portion thereof), its original issuance date and
(ii) with respect to any Certificated Debt Security (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Debt Security or in lieu of a destroyed, lost, or stolen Certificated Debt Security, the original issuance date of the predecessor Certificated Debt Security, regardless of the date of authentication of such subsequently issued Certificated Debt Security.

Registration:

Certificated Debt Securities will be issued only in fully registered form without coupons.

Transfers and
Exchanges:

A Certificated Debt Security may be presented for transfer or exchange at the corporate trust office of Chase or as set forth in the form of Certificated Debt Security. Certificated Debt Securities will be exchangeable for other Certificated Debt Securities having identical terms but different denominations without service charge. Certificated Debt Securities will not be exchangeable for Book-Entry Debt Securities.

Maturities:

Each Certificated Debt Security will mature on a date not less than nine months from the Settlement Date for such Debt Security.

Currency:

The currency denomination with respect to any Certificated Debt Security and the payment of interest and the repayment of principal with respect thereto shall be as set forth therein and in the applicable Pricing
Supplement.

     Except as otherwise specified in the form of Certificated Debt Security, the minimum denomination of any Certificated Debt Security will be U.S. $100,000,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. (References in this paragraph to U.S. dollars shall refer instead to any Specified Currency, as may be applicable.)

Interest:

     General: Interest on each Certificated Debt Security shall accrue from the Interest Accrual Date. Each payment of interest on a Certificated Debt Security will include interest from and including the Interest Accrual Date or the most recent date for which interest has been paid, as the case may be, to but excluding the next succeeding Interest Payment Date or the Maturity Date, as the case may be. Interest payable on any Interest Payment Date will be paid to the Holder of Record as of the applicable Record Date, provided that interest, if any, payable at the maturity or upon redemption of such Debt Security will be payable to the person to whom the principal of such Debt Security is payable.

     Fixed Rate Certificate Debt Securities. Interest Payment
Dates for Fixed Rate Debt Securities will be as set forth in the applicable form of Certificated Debt Security.

Floating Rate
Certificated Debt Securities:

Interest Payment Dates for Floating Rate Certificated Debt Securities will be as set forth in the form of Certificated Debt Security and in the applicable Pricing Supplement. Unless otherwise set forth in such form of Certificated Debt Security and in the applicable Pricing
Supplement, interest on Floating Rate Certificated Debt
Securities will be payable monthly, quarterly, semi-annually, or annually and (a) in the case of Floating Rate Certificated Debt
Securities with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of each March, June, September, and December during the term of such Debt Security, as specified pursuant to Settlement Procedure "A" below; (b) in the case of Floating Rate Certificated Debt
Securities with a quarterly interest Payment Reset Date, on the third Wednesday of each March, June, September, and December during the term of such Debt Security; (c) in the case of Debt
Securities with a semi-annual Interest Reset Date, on the third
Wednesday of the two months specified pursuant to Settlement
Procedure "A" below; and (d) in the case of Floating Rate
Certificated Debt Securities with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for Floating Rate Certificated Debt
Securities would otherwise be a day that is not a New York
Business Day, such Interest Payment Date will be the next succeeding New York Business Day, except that in the case of a LIBOR-indexed Debt Security if such succeeding New York Business
Day is in the next succeeding calendar month, such Interest
Payment Date will be the immediately preceding New York Business
Day.

Calculation of
Interest:

     Fixed Rate Certificated Debt Securities. Unless otherwise set forth in the applicable form of Certificated Debt Security and in the applicable Pricing Supplement, interest on Fixed Rate Certificated Debt Securities (including interest for partial periods) will be calculated on the basis of a year of twelve 30-day months.

     Floating Rate Certificated Debt Securities. Interest rates on Floating Rate Certificated Debt Securities will be determined as set forth in the form of such Debt Securities and in the applicable Pricing Supplement. Unless otherwise set forth in the applicable form of Debt Security and in the applicable Pricing Supplement, interest on Floating Rate Certificated Debt Securities will be calculated on the basis of actual days elapsed and a year of 360 days.

Payments of
Principal and
Interest:


Chase will pay the principal amount of each Certificated Debt Security at maturity or upon redemption upon presentation and surrender of such Debt Security to Chase. Such payment, together with payment of interest due at maturity or upon redemption of such Debt Security, will be made in funds available for immediate use by Chase and in turn by the holder of such Debt Security. Certificated Debt Securities presented to Chase at maturity or upon redemption for payment will be canceled by Chase and delivered to the Company with a certificate of cancellation. All interest payments on a Certified U.S. dollar Certificated Debt Security (other than interest due at maturity or upon redemption) will be made by U.S. dollar check drawn on Chase (or another person appointed by Chase) and mailed by Chase to the person entitled thereto as provided in such Debt Security and the Indenture; provided, however, that the holder of $10,000,000 or more of Certificated Debt Securities having the same Interest Payment Date will be entitled to receive payment by wire transfer of immediately available funds. Following each Record Date during the period that the Registration Statement is in effect, Chase will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each then outstanding Certificated Debt Security and in total for all such Certificated Debt Securities. Interest at maturity or upon redemption will be payable to the person to whom the payment of principal is payable. Chase will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Debt Securities maturing or to be redeemed in the next month. Chase will be responsible for withholding taxes on interest paid on Certificated Debt Securities as required by applicable law.

     If any Interest Payment Date or the Maturity Date or redemption date of a Fixed-Rate Certificated Debt Security is not a New York Business Day, the payment due on such day shall be made on the next succeeding New York Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption date for any Certificated Floating Rate Debt Security would fall on a day that is not a New York Business Day, such Interest Payment Date, Maturity Date or redemption date will be the following day that is a New York Business Day, except that, in the case of a Certificated LIBOR-indexed Debt Security, if such succeeding New York Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a New York Business Day.

Preparation of
Pricing Supplement:

If any order to purchase a Certificated Debt
Security is accepted by or on behalf of the Company, the Company will prepare an applicable Pricing Supplement to the Prospectus (as amended or supplemented), reflecting the terms of such Debt Security. The Company will file such Pricing Supplement with the Commission in accordance with the provisions of paragraph (b) or
(c) of Rule 424 promulgated under the Securities Act and will deliver the number of copies of such Pricing Supplement to the Bank as the Bank shall have requested by the close of business on the preceding New

York Business Day.  The Bank will cause such Pricing
Supplement to be delivered to the purchaser of the Certificated Debt Security in accordance with the applicable provisions of the Securities Act. In each instance that a Pricing Supplement is prepared, the Bank will affix the Pricing Supplement to the Prospectus (as amended or supplemented) prior to use of either such Pricing Supplement or the Prospectus (as amended or supplemented). Outdated Pricing Supplements, and the copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Settlement:

The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Debt Security delivered to the Bank and the Bank's delivery of such Debt Security against receipt of immediately available funds shall constitute "settlement" with respect thereto. All orders accepted by the Company will be settled on or before the fifth New York Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date.


Settlement
Procedures:

Settlement Procedures with regard to each Certificated Debt Security sold by the Company to or through the Bank shall be as follows:

     A. The Bank will advise the Company by telephone that such Debt Security is a Certificated Debt Security and of the following settlement information:

     Order number.

     Principal amount.

     Maturity Date.

     Name in which Certificated Debt Security is to be registered
(the "Registered Owner").

     Address of the Registered Owner and address for payment of principal and interest.

     Taxpayer identification number of the Registered Owner (if available).

     In the case of a Fixed Rate Certificated Debt Security, the interest rate and whether such Debt Security is an amortizing Debt Security, or in the case of a Floating Rate Certificated Debt Security, the Initial Interest Rate (if known at such time), Base Rate, Index Maturity, Interest Reset Periods, Interest Periods, Spread or Spread Multiplier (if any), Maximum and Minimum Interest Rates (if any), alternate rate event spread (if any), and the applicability of the Business Day Convention.

     Interest Payment Dates.

     Record dates.

     Redemption and/or repayment provisions, if any.

     Trade date.

     Settlement Date.

     Issue Price.

     Bank's commission or discount, if any, determined as provided in the applicable Terms Agreement.

     Whether the Certificated Debt Security is an OID Debt
Security and, if it is, the total amount of OID, the yield to maturity, the initial accrual period OID, and the applicability of Modified Payment upon Acceleration.

     Net proceeds to Company.

     Bank's Name and whether the Bank is acting as agent, underwriter, or as principal for its own account.

     Any other applicable terms.

     B. The Company will advise Chase by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure
"A" above.

     C. The Company will have delivered to Chase a pre- printed 4-ply packet for such Certificated Debt Security, which packet will contain the following documents in forms that have been approved by the Company, the Bank, and the Trustee: (a) Certificate with customer confirmation, (b) Stub One (for Chase),
(c) Stub Two (for the Bank), and (d) Stub Three (for the
Company).

     The information set forth in Settlement Procedure "A".

     D. Chase will complete and authenticate such Certificated Debt Security and deliver it (with the confirmation) and Stubs One and Two to the Bank, and the Bank will acknowledge receipt of such Debt Security by stamping or otherwise marking Stub One and returning it to Chase. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Bank for payment to the account of the Company at the Chase Manhattan Bank (National Association), New York, New York, in funds available for immediate use, of an amount equal to the price of such Debt Security less the

     Bank's commission or discount, if any. In the event that the instructions given by the Bank for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the Bank an amount of immediately available funds equal to the amount of such payment made.

     E. Unless the Bank purchased such Debt Security as principal for its own account, the Bank will deliver such Debt
Security (with the confirmation) to the customer against payment in immediately available funds. The Bank will obtain the acknowledgment of receipt of such Debt Security by retaining Stub
Two.

     F. Chase will send Stub Three to the Company by first-class mail. Periodically during the period that the Registration Statement is in effect, Chase will also send to the Company a statement setting forth the principal amount of the Certificated Debt Securities then outstanding under the Indenture and setting forth a brief description of any sales of which the Company has advised Chase but which have not yet been settled.

     Timetable:     For sales by the Company of Certificated Debt
Securities to or through the Bank, Settlement Procedures "A" through "F" set forth above shall be completed as soon as possible but not later than the respective times (New York City
Time) set forth below:

     Procedure A:   2:00 p.m. on day before
                    Settlement Date
     Procedure B:   3:00 p.m. on day before
                    Settlement Date
     Procedure C:   2:15 p.m. on day before
                    Settlement Date

     Procedure D:   2:15 p.m. on day before
                    Settlement Date
     Procedure E:   3:00 p.m. on Settlement Date
     Procedure F:   5:00 p.m. on Settlement Date

Failure to Settle:


If a purchaser (other than the Bank acting as underwriter or as principal for its own account) fails to accept delivery of and make payment for any Certificated Debt Security, the Bank will notify the Company and Chase by telephone and will return such Debt Security to Chase. Upon receipt of such notice, the Company will immediately wire transfer to the account of the Bank an amount equal to the amount previously credited thereto in respect of such Debt Security. Such wire transfer will be made on the Settlement Date, if possible, and in any event not later than the New York Business Day following such Settlement Date.
If the failure shall have occurred for any reason other than a default by the Bank of its obligations hereunder or under the Distribution Agreement or the applicable Terms Agreement, then the Company will reimburse the Bank or Chase, as appropriate, on an equitable basis, for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Debt Security in respect of which such failure occurred, Chase will mark such Debt Security "canceled", make appropriate entries in its records, and send such Debt Security to the Company.